EXHIBIT 99.1

Atheros Announces Financial Results for Q2 2006

Record Revenue, EPS and Operating Income

Santa Clara, Calif. – July 24, 2006 – Atheros Communications, Inc. (NASDAQ: ATHR), a leading developer of advanced wireless solutions, today announced record financial results for the second quarter of 2006, ended June 30, 2006.

Revenue in the second quarter was $73.2 million, up 20 percent from the $61.1 million reported in the first quarter of 2006 and up 69 percent from the $43.4 million reported in the second quarter of 2005.

In accordance with U.S. generally accepted accounting principles (GAAP), the company recorded second quarter net income of $6.8 million or $0.12 per diluted share. This compares with a GAAP net income of $6.8 million or $0.13 per diluted share in the first quarter of 2006.

Total cash and investments increased $12.4 million during the quarter to $198.1 million at June 30, 2006.

Atheros reports operating income, net income and basic and diluted net income per share in accordance with GAAP and additionally on a non-GAAP basis. Non-GAAP net income excludes, where applicable, the effect of stock-based compensation and the tax benefit due to the partial release of deferred tax asset valuation allowance. A reconciliation of GAAP to non-GAAP condensed consolidated statements of operations is presented in the financial statements portion of this release.

Non-GAAP gross margins in the second quarter were 49.1 percent, above the company’s target range of 43 to 45 percent, compared with 48.4 percent in the first quarter of 2006 and 41.6 percent in the second quarter of 2005. Non-GAAP operating income increased to 14.4 percent from the 13.6 percent reported in the first quarter of 2006.

Non-GAAP net income in the second quarter was $9.5 million or $0.17 per diluted share, compared with non-GAAP net income of $7.9 million or $0.14 per diluted share in the first quarter of 2006.

The company shipped a record 11.2 million chipsets in the second quarter, compared with 9.6 million chipsets in the first quarter of 2006.

“We continued to enjoy tremendous growth in the second quarter, with significant increases in revenue, operating income and earnings,” said Craig Barratt, president and CEO of Atheros. “Our retail revenue increased $10 million, accounting for 44 percent of total sales. Strong sales of our XSPAN™ solutions for 802.11n customers including Belkin, D-Link, Linksys and TRENDnet, drove the retail increase. In addition, Atheros shipped more than two million units of 802.11g access point chipsets to our partners in the quarter, further demonstrating our customers’ commitment to offering low-cost connectivity solutions for both the home and office and their belief in the Atheros family of 802.11g solutions.”

Revenue from the company’s single-chip PAS solution increased again in the second quarter, as expected, and UTStarcom was again a greater-than-10 percent customer. The Atheros AR1900 powers several of UTStarcom’s best-selling PAS phones, including the X30. The razor-thin X30, with a thickness of only 10 mm, delivers a robust set of voice handset features. The product’s success also stems from its extremely small form factor, a 1.5-inch color LCD screen and MP3 ringtone support, which makes this handset trendy and appealing to the Chinese consumer market.

“On July 17, we announced the world’s most integrated single-chip wireless Internet Protocol (IP) platform. This new platform from our Radio-on-Chip for mobile (ROCm™) family of embedded solutions allows Atheros to deliver a complete, end-to-end VOIP handset solution that enables an unprecedented, low-cost, truly mobile Wi-Fi experience,” Dr. Barratt said.

Recent Highlights:

•	July 17, 2006 - Atheros Introduces Highly Optimized Platform for Next-Generation Wireless IP Phones

•	May 31, 2006- Leading Wi-Fi® Chipmakers Verify Interoperability of Draft-N Solutions

•	May 15, 2006- Lenovo Pairs Laptops with Wireless Routers Featuring Atheros Technology for First-Time Bundled Solutions

•	May 8, 2006- Atheros and Lenovo Win CMP Media’s Well-Connected Award for Best Wireless-enabled Notebook Computer

•	April 24, 2006- Atheros Communications and UTStarcom Collaboration Delivers Portfolio of PAS Cellular Solutions

Conference Call

Atheros will broadcast its second quarter 2006 financial results conference call today, Monday, July 24, 2006, at 2 p.m. Pacific time (5 p.m. Eastern time).

To listen to the call, please dial (210) 234-0003 approximately 10 minutes prior to the start time. The pass code is Atheros. A taped replay will be available approximately one hour after the conclusion of the call and will remain available for one week. To access the replay, dial (203) 369-1737.

The Atheros financial results conference call will be available via a live webcast on the investor relations section of the Atheros website at http://www.atheros.com. Please access the website approximately 15 minutes prior to the start of the call to download and install any necessary audio software. An archived webcast replay of the call will be available on the web site for one year.

About Atheros Communications, Inc.

Atheros Communications is a leading developer of semiconductor system solutions for wireless communications products. Atheros combines its wireless systems expertise with high-performance radio frequency (RF), mixed signal and digital semiconductor design skills to provide highly integrated chipsets that are manufacturable on low-cost, standard complementary metal-oxide semiconductor (CMOS) processes. Atheros technology is being used by a broad base of leading customers, including personal computer, networking equipment and handset manufacturers. For more information, please visit http://www.atheros.com or send email to info@atheros.com.

NOTE: Atheros, the Atheros logo, ROCm and XSPAN are trademarks of Atheros Communications, Inc.

Note on Forward-Looking Statements

Except for the historical information contained herein, the matters set forth in this press release, including the anticipated continued success of our products and our customers’ products on the market; and the anticipated benefits and performance of our single-chip wireless IP platform, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially, including, but not limited to, the impacts of competition, technological advances and pricing pressures; general economic conditions; difficulties in the development of new products and technologies; potential unforeseen defects in our ROCm wireless IP platform that may become apparent upon volume production; manufacturing difficulties; whether Atheros and its customers are successful in marketing their products; and other risks detailed in Atheros’ Annual Report on Form 10-K for the year ended December 31, 2005 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, as filed with the Securities and Exchange Commission, and in other reports filed with the SEC by Atheros from time to time. These forward-looking statements speak only as of the date hereof. Atheros disclaims any obligation to update these forward-looking statements.

Contact:

Jack Lazar	Deborah Stapleton
Chief Financial Officer	President
Atheros Communications, Inc.	Stapleton Communications Inc.
(408) 773-5200	(650) 470-0200

– Summary Financial Data Attached –

ATHEROS COMMUNICATIONS, INC.

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Net revenue	$73,193	$43,374	$134,277	$84,607

Cost of goods sold	37,373	25,352	69,039	48,245

Gross profit	35,820	18,022	65,238	36,362
Operating expenses:
Research and development	17,902	12,131	33,431	23,063
Sales and marketing	6,709	4,464	12,358	8,560
General and administrative	3,902	2,568	6,798	4,889

Total operating expenses	28,513	19,163	52,587	36,512

Income (loss) from operations	7,307	(1,141)	12,651	(150)
Interest income, net	2,188	1,126	4,004	2,098
Provision for income taxes	(2,742)	(201)	(3,088)	(495)

Net income (loss)	$6,753	$(216)	$13,567	$1,453

Basic earnings per share	$0.13	$0.00	$0.27	$0.03

Diluted earnings per share	$0.12	$0.00	$0.25	$0.03

Shares used in computing basic earnings per share	51,546	48,672	50,995	48,382

Shares used in computing diluted earnings per share	55,447	48,672	54,959	53,440

Non-GAAP net income (*)	$9,508	$401	$17,402	$2,524

Shares used in computing non-GAAP basic earnings per share (*)	51,546	48,672	50.995	48,382

Shares used in computing non-GAAP diluted earnings per share (*)	55,447	53,050	54,959	53,440

Non-GAAP basic earnings per share (*)	$0.18	$0.01	$0.34	$0.05

Non-GAAP diluted earnings per share (*)	$0.17	$0.01	$0.32	$0.05

(*)	To supplement our condensed consolidated financial statements in accordance with GAAP, we have provided above non-GAAP measures of net income and basic and diluted earnings per share. Our management believes that these non-GAAP measures provide useful information to enhance the overall understanding of our ongoing economic performance, and therefore, uses these non-GAAP measures in our internal reporting to evaluate and manage our operations. We have provided the non-GAAP measures above to enable investors to perform comparisons of our operating results in a similar manner as our management analyzes those operating results. A reconciliation of the reported GAAP to non-GAAP condensed consolidated statements of operations is provided separately.

ATHEROS COMMUNICATIONS, INC.

RECONCILIATION OF REPORTED GAAP TO NON-GAAP

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except per share data)

	Three Months Ended June 30, 2006				Six Months Ended June 30, 2006
	Reported	Non-GAAP Entries		Non-GAAP	Reported	Non-GAAP Entries		Non-GAAP
Net revenue	$73,193	$—		$73,193	$134,277	$—		$134,277

Cost of goods sold	37,373	(105	)(a)	37,268	69,039	(223	)(a)	68,816

Gross profit	35,820	105		35,925	65,238	223		65,461

Operating expenses:
Research and development	17,902	(1,764	)(a)	16,138	33,431	(3,454	)(a)	29,977
Sales and marketing	6,709	(814	)(a)	5,895	12,358	(1,491	)(a)	10,867
General and administrative	3,902	(574	)(a)	3,328	6,798	(1,062	)(a)	5,736

Total operating expenses	28,513	(3,152)		25,361	52,587	(6,007)		46,580

Income from operations	7,307	3,257		10,564	12,651	6,230		18,881
Interest income, net	2,188	—		2,188	4,004	—		4,004
Provision for income taxes	(2,742)	(502	)(b)	(3,244)	(3,088)	(2,395	)(c)	(5,483)

Net income	$6,753	$2,755		$9,508	$13,567	$3,835		$17,402

Basic earnings per share	$0.13			$0.18	$0.27			$0.34

Diluted earnings per share	$0.12			$0.17	$0.25			$0.32

Shares used in computing basic earnings per share	51,546			51,546	50,995			50,995

Shares used in computing diluted earnings per share	55,447			55,447	54,959			54,959

Notes:

(a)	Stock-based compensation expense
(b)	$502 from the net tax effect of non-GAAP adjustments
(c)	Income tax benefit of $1,392 from the partial release of the deferred tax asset valuation allowance, and $1,003 from the net tax effect of non-GAAP adjustments

ATHEROS COMMUNICATIONS, INC.

RECONCILIATION OF REPORTED GAAP TO NON-GAAP

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except per share data)

	Three Months Ended June 30, 2005				Six Months Ended June 30, 2005
	Reported	Non-GAAP Entries		Non-GAAP	Reported	Non-GAAP Entries		Non-GAAP
Net revenue	$43,374	$—		$43,374	$84,607	$—		$84,607

Cost of goods sold	25,352	(23	)(a)	25,329	48,245	(49	) (a)	48,196

Gross profit	18,022	23		18,045	36,362	49		36,411

Operating expenses:
Research and development	12,131	(431	)(a)	11,700	23,063	(599	)(a)	22,464
Sales and marketing	4,464	(19	)(a)	4,445	8,560	(107	)(a)	8,453
General and administrative	2,568	(144	)(a)	2,424	4,889	(316	)(a)	4,573

Total operating expenses	19,163	(594)		18,569	36,512	(1,022)		35,490

Income (loss) from operations	(1,141)	617		(524)	(150)	1,071		921
Interest income, net	1,126	—		1,126	2,098	—		2,098
Provision for income taxes	(201)	—		(201)	(495)	—		(495)

Net income (loss)	$(216)	$617		$401	$1,453	$1,071		$2,524

Basic earnings per share	$0.00			$0.01	$0.03			$0.05

Diluted earnings per share	$0.00			$0.01	$0.03			$0.05

Shares used in computing basic earnings per share	48,672			48,672	48,382			48,382

Shares used in computing diluted earnings per share	48,672			53,050	53,440			53,440

Notes:

(a)	Stock-based compensation expense

ATHEROS COMMUNICATIONS, INC.

PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(In thousands)

	June 30, 2006	December 31, 2005
ASSETS
Current assets:

Cash, cash equivalents and marketable securities	$198,106	$173,645
Accounts receivable, net	35,355	28,381
Inventory	29,925	20,475
Deferred income taxes and other current assets	3,761	9,111

Total current assets	267,147	231,612

Property and equipment, net	7,359	5,557
Deferred income taxes and other assets	7,829	2,010

	$282,335	$239,179

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$53,268	$41,213

Long-term liabilities	1,026	1,000
Stockholders’ equity	228,041	196,966

	$282,335	$239,179